Exhibit 10.2

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, made and executed as of March 20, 2018 (this “Agreement”), by and between HighPoint Resources Corporation, a Delaware corporation (the “Company”), and the undersigned (the “Indemnitee”).

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the Company as directors or officers or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company recognizes that the increasing difficulty in obtaining directors’ and officers’ liability insurance, the increasing cost of such insurance and the general reductions in coverage of such insurance have made attracting and retaining such persons more difficult;

WHEREAS, the Company recognizes the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company’s Amended and Restated Certificate of Incorporation (“Charter”), and the Company’s Amended and Restated Bylaws (“Bylaws”), authorize the Company to indemnify and advance expenses to its directors and officers to the extent provided therein, and the Indemnitee serves as a director and/or officer of the Company, in part, in reliance on such provisions;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that it is in the best interests of the Company’s stockholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve and take on additional service for or on behalf of the Company or any of its direct or indirect wholly-owned subsidiaries on the condition that he/she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee do hereby agree as follows:

1.Definitions. For purposes of this Agreement:

(a)“Change in Control” shall mean:

(i)
a “change in control” of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) (or in response to any similar item on any similar schedule or form) of the Securities Exchange Act of 1934, as amended (the “Act”), as in effect on the date of this Agreement;

(ii)
a “person” (as that term is used in 14(d)(2) of the Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Act) directly or indirectly of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of the Company unless (1) such person is a signatory to the Stockholders Agreement for the Company and (2) such person becomes such a beneficial owner of such securities as a result of a transaction with one, or more than one, other person who is also a signatory to such Stockholders Agreement;

(iii)
the individuals who at the beginning of any period of two consecutive years or less (starting on or after the date of this Agreement) constitute the Board of Directors cease for any reason during such period to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new member of the Board of Directors was approved in advance by vote of a majority of the members of such Board of Directors then still in office who were members of such Board of Directors at the beginning of such period;

(iv)
the stockholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another organization or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(v)
the stockholders of the Company approve any reorganization, merger, consolidation or share exchange with another corporation unless (1) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 60%

of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (2) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 1(a)(v)(1) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (3) the percentage described in Section 1(a)(v)(1) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 1(a)(v)(2) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in Section 1(a)(v)(1) immediately before the consummation of such transaction.

(b)“Disinterested Director” shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by the Indemnitee.

(c)“Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in, or otherwise participating in, any threatened, pending or completed Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(d)“Independent Counsel” shall mean a law firm or a member of a law firm that is experienced in the matters of corporate law and neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the right of the Indemnitee under this Agreement, or other indemnitees under similar indemnity agreements) or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the

Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e)“Proceeding” has the meaning set forth in Section 4.

(f)“Stockholders Agreement” shall mean the agreement, dated as of March 19, 2018, by and among the Company and the investors named therein, as may be amended from time to time.

2.Service by the Indemnitee. The Indemnitee agrees to serve as a director or officer of the Company. The Indemnitee may from time to time also agree to serve, as the Company may request from time to time, in another capacity for the Company (including another officer or director position) or as a director, officer, partner, member, venture, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan or other enterprise. The Indemnitee may at any time and for any reason resign from such position (subject to any other obligation, whether contractual or imposed by operation of law), in which event this Agreement shall continue in full force and effect after such resignation. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or as a director of the Company, or affect the right of the Company to terminate, in the Company’s sole discretion (with or without cause) and at any time, the Indemnitee’s employment relationship, in each case, subject to any contractual rights of the Indemnitee created or existing otherwise than under this Agreement, other applicable formal severance policies duly adopted by the Board of Directors, or with respect to service as a director or officer of the Company, by the Charter, Bylaws and the DGCL. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee.

3.Indemnification. The Company shall indemnify the Indemnitee and advance Expenses to the Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights set forth herein.

4.Actions or Proceedings Other Than an Action by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if the Indemnitee is, was or becomes or is threatened to be made, a party to, or witness or other participant in any threatened, pending or completed action, suit, claim, counterclaim, cross claim, mediation, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative (formal or informal) in nature (“Proceeding”), other than a Proceeding by or in the right of the Company, by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any of its direct or indirect wholly-owned subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect wholly-owned subsidiaries, as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him/her in such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement which were actually and reasonably incurred by the Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

5.Actions by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 5 if the Indemnitee is, was or becomes, or is threatened to be made a party to, or witness or other participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any of its direct or indirect wholly-owned subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect wholly-owned subsidiaries, as a director, officer, employee, agent or fiduciary of another entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him/her in any such capacity. Pursuant to this Section 5, the Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him/her in connection with the defense or settlement of such Proceeding (including, but not limited to the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made under this Section 5 in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

6.Good Faith Definition. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the Indemnitee’s conduct was unlawful, if such action was based on any of the following: (a) the records or books of the account of the Company or other enterprise, including financial statements; (b) information supplied to the Indemnitee by the directors or officers of the Company or other enterprise in the course of his/her duties; (c) the advice of legal counsel for the Company or other enterprise; or (d) information or records given or reports made to the Company or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprise as to matters Indemnitee reasonably believes are within such person’s professional or expert competence.

7.Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served on behalf of the Company, or any of its direct or indirect wholly-owned subsidiaries, as a witness or other participant in any class action or proceeding, or has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections 4 and 5 hereof, or in defense of any Proceeding, claim, issue or matter therein, including, but not limited to, the dismissal of any action without prejudice, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

8.Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal or settlement of such suit, Proceeding described in Sections 4 and 5 hereof, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee to which the Indemnitee is entitled.

9.Procedure for Determination of Entitlement to Indemnification. (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including documentation and information which is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification. Any Expenses incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses incurred by the Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification.

(b)    Upon written request by the Indemnitee for indemnification pursuant to Sections 4 and 5 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) if a Change in Control shall have occurred, by Independent Counsel (unless the Indemnitee shall request in writing that such determination be made by the Board of Directors (or a committee thereof) in the manner provided for in clause (b)(ii) of this Section 9) in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors, by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum consisting of Disinterested Directors is not obtainable, or if a majority vote of a quorum consisting of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. The Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board of Directors to so select, or upon failure of the Indemnitee to so approve, the Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such part of indemnification among such claims, issues or matters. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

10.Presumptions and Effect of Certain Proceedings. (a) In making a determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

(b)    If the Board of Directors, or such other person or persons empowered pursuant to Section 9 to make the determination of whether the Indemnitee is entitled to indemnification, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification or a prohibition of indemnification under applicable law. The termination of any action, suit, investigation or proceeding described in Sections 4 or 5 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i)  create a presumption that the Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that the Indemnitee has reasonable cause to believe that the Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.

11.Advancement of Expenses. Subject to applicable law, all reasonable Expenses actually incurred by the Indemnitee in connection with any threatened or pending Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding, if so requested by the Indemnitee, within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances. The Indemnitee may submit such statements from time to time. The Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise. Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured, and shall be accepted without reference to financial ability to make repayment.

12.Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if Expenses are not advanced pursuant to Section 11, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator chosen by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld or delayed. If the Indemnitee and the Company do not agree upon an arbitrator within 30 days following notice to the Company by the Indemnitee that it seeks an award in arbitration, the arbitrator will be chosen pursuant to the rules of the American Arbitration Association (the “AAA”). The arbitration will be conducted pursuant to the rules of the AAA and an award shall be made within 60 days following the filing of the demand for arbitration. The arbitration shall be held in Denver, Colorado. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or Section 10 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

13.Notification and Defense of Claim. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof. The omission by the Indemnitee to so notify the Company will not relieve the Company from any liability that it may have to the Indemnitee under this Agreement or otherwise, except to the extent that the Company may suffer material prejudice by reason of such failure. Notwithstanding any other provision of this Agreement, with respect to any such action, suit or proceeding as to which the Indemnitee gives notice to the Company of the commencement thereof:

(a)The Company will be entitled to participate therein at its own expense.

(b)Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such action, suit or proceeding, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action and such determination by the Indemnitee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Company, or (iii) the Company shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.

(c)The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding affected without its written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of the Indemnitee to settle any action, suit or proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability.

(d)If, at the time of the receipt of a notice of a claim pursuant to this Section 13, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of the policies.

14.Other Right to Indemnification. The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Bylaws or Charter, the Charter or Bylaws or other governing documents of any direct or indirect wholly-owned subsidiary of the Company, any vote of the stockholders or Disinterested Directors, any provision of law or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to its Bylaws or Charter the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement.

15.Director and Officer Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company, and any direct or indirect wholly-owned subsidiary of the Company, with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not necessary or is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if the Indemnitee is covered by similar insurance maintained by a direct or indirect wholly-owned subsidiary of the Company. However, the Company’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify its officers and directors under this Agreement or otherwise. In all policies of director and officer liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; or of the Company’s officers, if the Indemnitee is not a director of the Company, but is an officer. The Company agrees that the provisions of this Agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder.

16.Intent. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to any other rights the Indemnitee may have under the Charter, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter, Bylaws, applicable law or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

17.Attorney’s Fees and Other Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if he/she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

18.Indemnitor of First Resort. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by NGP Natural Resources XI, L.P., a Delaware limited partnership and certain of its affiliates (collectively, the “Alternative Indemnitors”), that may or do relate to any matter in which indemnification is or may be available pursuant to Section 3 (“Covered Matters”). The Company hereby agrees that, relative to the Alternative Indemnitors, with respect to Covered Matters, it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Alternative Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary) and (ii) it irrevocably waives, relinquishes and releases the Alternative Indemnitors from any and all claims against the Alternative Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Alternative Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Alternative Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Alternative Indemnitors are express third party beneficiaries of the terms of this Section 18.

19.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, in particular with respect to but not limited to any insurance policy. The Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

20.Effective Date. The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Sections 4 and 5 hereof, for all acts of the Indemnitee while serving as a director and/or officer, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

21.Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant this Agreement) by reason such Indemnitee’s position, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

22.Disclosure of Payments. Except as expressly required by any federal securities laws or other federal or state law, neither party hereto shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

23.Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the b of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement

(including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

24.Counterparts. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

25.Captions. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

26.Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment to this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.

27.Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) delivered by facsimile transmission on the date shown on the facsimile machine report:

(a)    If to the Indemnitee to:
[•]
[•]
[•]
Facsimile: _______________

(b)    If to the Company to:

HighPoint Resources Corporation
Attn: General Counsel
1099 18th Street, Suite 2300
Denver, CO 80202
Facsimile: (303) 312-8170

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

28.Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.
HIGHPOINT RESOURCES CORPORATION:

By_________________________________
Name:    Kenneth A. Wonstolen
Title:    Senior Vice President - General Counsel

INDEMNITEE:

By_________________________________